UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

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FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008 (August 27, 2008)

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SYNCORA HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11
(Address of principal executive offices)

(441) 279-7450 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

           Effective August 27, 2008, Syncora Guarantee Inc. (“Syncora Guarantee”) and Syncora Guarantee Re Ltd. (“Syncora Guarantee Re”), the financial guarantee insurance and financial guarantee reinsurance wholly-owned subsidiaries of Syncora Holdings Ltd. (the “Company”), terminated the agreement for the provision of ratings with Fitch Ratings (“Fitch”). Pursuant to the agreement, dated as of September 30, 2004, Fitch provided insurer financial strength ratings for Syncora Guarantee and Syncora Guarantee Re.

          Effective September 2, 2008, the Company terminated its agreement with Fitch, dated March 9, 2007, pursuant to which Fitch provided fixed income ratings for the Company and any subsidiary or subsidiary trusts used to issue securities.

          Each of the agreements provided for automatic one year renewal terms, unless terminated by either party upon 30 days prior written notice and did not provide for any early termination penalties. Since the Company has ceased writing substantially all new business, management believes ratings from two ratings agencies, Moody’s Investor Services Inc. and Standard and Poor’s Ratings Services, are sufficient as the Company works towards implementing its previously announced strategic plan.

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SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCORA HOLDINGS LTD.
(Registrant)

Date:	September 3, 2008	By: /s/ Susan Comparato

Name: Susan Comparato
Title: Acting CEO and President

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